Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS SECOND QUARTER RESULTS

CONTINUED STRONG EARNINGS, REVENUE AND ASSET GROWTH

Financial Highlights

•	EPS of $1.16 up 14% from prior year quarter, excluding 2005 derivative gains

•	Revenues grow 11% over prior year quarter (ex-derivative gains)

•	Record new business volume of $10 billion, increases 25% over prior year quarter

•	Managed assets rise 17% to $68 billion from prior year on balanced growth

        NEW YORK, July 19, 2006 - CIT Group Inc. (NYSE: CIT), a leading global provider of commercial and consumer finance solutions, today reported diluted earnings per share (EPS) of $1.16 for the quarter, up 13.7% from last year (excluding gains on derivative contracts that were subsequently terminated in the fourth quarter of 2005). Diluted earnings per share, including the derivative gains, was $1.16 for the 2005 quarter. Net income was $236.0 million for the 2006 quarter, compared to $249.1 million last year ($219.4 million excluding gains on derivative contracts). For the six months ended June 30, 2006, diluted earnings per share was $2.28, compared to $2.22 last year ($2.01 excluding gains on derivative contracts).

        Earnings improved on strong origination volume resulting in broad based asset growth, coupled with increased other revenue and continued low net charge-offs. These positive factors were partially tempered by higher funding costs, increased expenses tied to growth initiatives and a higher provision to build credit reserves in response to asset growth and increased delinquency and non-performing assets.

        For both the quarter and six months ended June 30, 2006, return on average common equity was 14.1%, up from 13.9% and 13.8% for the quarter and six months of last year, excluding amounts related primarily to terminated derivative contracts.

        "I'm pleased with our continued strong earnings, revenue and asset growth this quarter," said Jeffrey M. Peek, chairman and chief executive officer of CIT. "We are experiencing double digit increases in sales force productivity and growing new business originations -- as represented by our global vendor financing partnership with Microsoft among others.

        "Currently, we have excellent momentum within our five operating groups, a robust deal pipeline and growing organic originations. All in all, we are very competitively positioned as we head into the traditionally strong second half of the year."

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Consolidated Financial Highlights:

Net Finance Revenue

•	Net finance revenue was 3.16% as a percentage of average earning assets, down from 3.36% last quarter and 3.30% last year. Compared to the prior quarter, rates on loans improved but were offset by slightly lower net revenues on operating leases and increased borrowing costs. The decline in net finance revenue from last year was primarily due to the effect of rising short-term interest rates, longer-term debt financings, competitive market pricing on loan products, and the impact of lower yielding student loans, partially offset by improved operating lease net revenues. Year-to-date, net finance revenue was 3.27% for 2006 and 3.45% for 2005.

•	Operating lease net revenue was 6.48% of average operating leases, compared to 6.60% last quarter and 6.08% last year. The prior quarter benefited from a large prepayment, as well as collections of past due rentals from bankrupt U.S. airlines. The increase from last year reflects higher rents on aerospace and rail equipment. Through June 30, operating lease net revenues were 6.51% for 2006 and 5.94% for 2005.

•	Net finance revenue after provision for credit losses was 2.82% as a percentage of average earning assets, down from 3.11% last quarter and 2.90% in the prior year quarter. Year-to-date, net finance revenue after provision for credit losses was 2.97% for 2006 and 3.04% for 2005.

Other Revenue

•	Other revenue increased 17% to $303.5 million from $260.1 million last quarter, and compared to $332.6 million last year ($258.2 million excluding gains on derivatives that were terminated and sale of the business aircraft portfolio). The operating increase over last year included strong fee and other income in the Corporate Finance segment, as well as in the international and home lending businesses and a $16.4 million gain relating to insurance proceeds on an aircraft lost in an on-the-ground casualty event within the Transportation Finance segment. Year-to-date, other revenue totaled $563.6 million compared to $609.1 million last year ($507.0 million excluding gains on derivatives that were terminated and sale of the business aircraft portfolio).

Salaries and General Operating Expenses

•	Employee headcount totaled approximately 7,015 at June 30, 2006 up from 6,630 at March 31, 2006 and 6,110 at June 30, 2005. The increases primarily include additions to our sales force and acquisitions, as well as increases relating to infrastructure in support of growth initiatives.

•	Total operating expenses were $344.8 million versus $334.2 million last quarter and $294.0 million a year ago. Last quarter and the prior year quarter included restructuring charges of $11.1 million and $25.2 million. The June and March 2006 quarters include charges of $6.6 million and $10.3 million, respectively, relating to the adoption of SFAS 123R, which mandates the expensing of stock options. Year-to-date, total operating expenses (including restructuring charges) were $679.0 million versus $558.0 million last year. The increase reflects higher salaries and other investments made in sales and marketing, including incentive based compensation.

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•	Excluding restructuring charges, the increases from last quarter and last year by strategic business unit were as follows:

	Prior Quarter	Prior Year
Commercial Finance	$6.4	$37.1
Specialty Finance	7.5	19.9
Corporate and Other	7.8	19.0

Total	$21.7	$76.0

•	The efficiency ratio was 46.0%, up from 45.7% last quarter (excluding the restructuring charge) and 41.4% last year (excluding the restructuring charge and gains on derivatives and gain on sale of the business aircraft portfolio). The higher ratio in the current quarter reflects the continued build out of our sales force, where incremental revenues typically lag the initial expense.

Effective Tax Rate

•	The effective tax rate was 31.4%, compared to 29.8% last quarter (31.8% excluding a deferred income tax liability release) and 34.7% last year. The reduction from last year reflects the continued relocation and funding of certain aerospace assets offshore, improved international earnings and lower state and local taxes. For the six months, the effective tax rate was 30.7% compared to 36.1% last year. The current quarter expense included $4.5 million in additional tax amounts, primarily relating to the second quarter enactment of a tax law change that reduced benefits relating to certain leveraged lease transactions.

Portfolio and Managed Assets

•	Managed assets were $67.9 billion at June 30, 2006, up 3.7% from March 31, 2006 and 17.0% from last year.

•	Origination volume for the quarter, excluding factoring, increased 24.8% to a record $10.0 billion from the prior year due to strong originations across most businesses. Year-to-date origination volumes were $18.7 billion, up 36.5%.

Credit Quality

•	Net charge-offs remained low at 0.35% of average finance receivables, down from 0.37% last quarter and 0.52% last year. The current quarter benefited from recoveries of 0.23%. Year-to-date, net charge-offs were 0.36%, down from 0.52% last year, reflecting lower 2006 net charge-offs and portfolio growth.

•	Total 60+ day owned delinquencies were $982.7 million (1.99% of finance receivables) at March 31, 2006, up from $822.4 million (1.76%) last quarter and $683.8 million (1.69%) last year. Delinquencies improved in Vendor Finance and Transportation Finance. Delinquencies increased in consumer home lending and student lending reflecting growth and seasoning of the portfolios, and were higher in Corporate Finance due to one account and Trade Finance due to two accounts. Delinquency is higher in the student loan portfolio than in other portfolios, but these amounts are not indicative of potential loss due to the related U.S. government guarantee.

•	Non-performing assets (non-accrual loans plus repossessed assets) were $685.6 million or 1.39% of finance receivables, compared to $542.3 million (1.16%) last quarter and $472.7 million (1.17%) last year. Non-performing assets increased in Corporate Finance and Trade Finance due

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to the past due increases noted above, and the consumer home lending increase from last quarter was due to portfolio seasoning.

•	The reserve for credit losses was $638.0 million (1.51% excluding student loans), compared to $620.3 million (1.52% excluding student loans) last quarter, and $622.3 million (1.71% excluding student loans) last year. During the quarter, we reassessed our projections with respect to losses from hurricanes Katrina and Rita. As a result, a portion of the related reserves that were established in the third quarter of 2005 was re-designated into another component of the reserve for credit losses.

•	The provision for credit losses was $48.2 million, versus $33.3 million last quarter and $47.2 million in the prior year quarter, reflecting portfolio growth coupled with rising delinquency and non-performing loans. Comparable charge-offs were $42.6 million, $42.3 million and $53.9 million, respectively.

Capitalization and Leverage

•	The ratio of total tangible equity to managed assets at June 30, 2006 was 9.59%, compared to 9.72% last quarter and 10.00% last year.

Segment Results:

Commercial Finance Group

Trade Finance

•	Net income of $43 million for the quarter was flat compared to the prior year quarter while returns on average assets increased to 6.69% from 6.43%.

•	Return on risk adjusted capital improved to 26.5% from 25.5% from last year.

•	Owned assets were $6.5 billion at quarter end, down from $6.7 billion last quarter and unchanged from last year. During the quarter we closed on a European acquisition with assets of approximately $525 million to broaden our international exposure, which partially offset seasonal runoff in the U.S.

•	Net operating revenue improved from last year on stronger interest income and higher factoring volume levels. The proportion of international factoring volume continued above the prior year.

•	Net charge-offs remained low and were flat with last year, while 60+ days past due and non-performing accounts increased from both last quarter and last year on two large accounts.

•	Salaries and general operating expenses were up compared to last year, reflecting additional personnel from the European acquisition.

Corporate Finance

•	Net income for the quarter was flat year over year, but up excluding the prior year pre-tax gain of $22 million on the sale of the business aircraft portfolio, reflecting improved net finance revenue and recoveries.

•	Return on risk adjusted capital was 16.2%, up from 14.7% last year, excluding the above-mentioned gain.

•	Owned assets grew 11% during the quarter and 30% over last year to $16.6 billion, on increases in healthcare and in communications, media & entertainment. Volume was up 54% compared with last year and up across almost all of the businesses.

•	Net operating revenue improved from last year on strong performances in communications, media & entertainment and in healthcare. Operating other revenue was up on higher fee income.

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•	Credit metrics remained strong, as recoveries were in excess of charge-offs for both 2006 quarters. Delinquencies and non-performing assets were up over last quarter due to the addition of one large account.

•	Salaries and general operating expenses increased over last year, reflecting the continued build-out of our sales force and expansion of our product offerings.

Transportation Finance

•	Net income of $67 million for the quarter improved 71% from 2005, reflecting strong other revenues and an increase of approximately 100 basis points in operating lease net revenue.

•	Return on risk-adjusted capital for the quarter improved to 18.1% from 12.4% last year.

•	Financing and leasing assets were $10.9 billion at June 30, 2006, compared to $10.6 billion at March 31, 2006, and $9.8 billion at June 30, 2005. We took delivery and placed seven new aircraft from our order book during the quarter, with one aircraft in off-lease status. Rail demand remains strong, with our fleet virtually fully utilized.

•	Net operating revenue was up $35.7 million over last year on higher other revenue, including the previously mentioned insurance recovery in the commercial aerospace business, and stronger operating lease net revenue.

•	Credit metrics remained strong. Charge-offs continued at relatively low levels while delinquencies and non-performing accounts were down from last quarter and last year.

•	Salaries and general operating expenses were up over last year due to the establishment of our international aerospace platform in Dublin.

Specialty Finance Group

Vendor Finance

•	Net income of $81 million for the quarter improved 21% from the prior year on strong performance in international operations.

•	Return on risk-adjusted capital improved from last year to 28.3%.

•	Managed assets of $12.7 billion were slightly down from last quarter and down 4% from last year on lower U.S. vendor receivables, principally Dell in the U.S., partially offset by continued international growth.

•	New business volume excluding Dell in the U.S. grew 25% on the addition of new vendors and increased penetration of existing relationships around the world.

•	Net operating revenue increased from last year on strong other revenue in the international operations.

•	Credit metrics remained strong. Net charge-offs improved from last year in the U.S., offset by higher charge-offs in international operations. Both delinquencies and non-performing metrics were relatively flat to prior quarter levels and down from last year.

•	Salaries and general operating expenses were up over last year, reflecting increased headcount related to sales force expansion.

Consumer and Small Business Lending

•	Net income for the quarter increased to $32 million or 26% from the prior year, reflecting improved results primarily in home lending.

•	Return on risk-adjusted capital was 11.6%, versus 12.0% in 2005.

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•	Managed assets increased 6% to $19 billion from last quarter and 45% from last year. The increase for the quarter reflects continued growth in Student Loan Xpress and home lending. During the quarter, we further diversified our sources of funding by growing deposits at CIT Bank to $1.4 billion.

•	New business volume increased 37% over last year on strong consolidation loan originations at Student Loan Xpress. Student Loan Xpress is the preferred lender at nearly 1,200 schools, up 46% from last year.

•	Net operating revenue increased from last year on strong finance income.

•	Net charge-offs as a percentage of average finance receivables (excluding U.S. government guaranteed loans at Student Loan Xpress) were down from last year, driven by improvements in Small Business Lending.

•	Salaries and general operating expenses were up in amount on higher sales headcount and comparable to last year as a percentage of average earning assets.

Corporate and other includes unallocated expenses such as stock option expenses of $6.6 million, as a result of adopting FAS 123R in the first quarter of 2006, $7.5 million in dividends on preferred securities, provision for credit losses, certain funding costs and tax provisions. The corporate and other net loss increased from the prior quarter due to provisions to increase the credit loss reserve and higher unallocated operating expenses. The increase over last year is due to these factors in addition to higher funding costs and stock option expenses, as well as the gains on derivative contracts in the 2005 periods.

Conference Call and Webcast:

        We will discuss this quarter's results, as well as ongoing strategy, on a conference call and audio web cast today at 11:00 am (ET). Interested parties may access the conference call live today by dialing 877-558-5219 for U.S. and Canadian callers or 706-634-5438 for international callers, and reference "CIT Second Quarter Earnings Call," or access the audio web cast at the following website: http://ir.cit.com. An audio replay of the call will be available beginning shortly after the conclusion of the call until 11:59 pm (ET) July 26, 2006, by dialing 800-642-1687 for U.S. and Canadian callers or 706-645-9291 for international callers with the pass-code 2819231, or at the following website: http://ir.cit.com.

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About CIT:

        CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has $68 billion in managed assets and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries worldwide. CIT, a Fortune 500 company and a member of the S&P 500 Index, holds leading positions in vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. With its global headquarters in New York City, CIT has more than 7,000 employees in locations throughout North America, Europe, Latin America, and the Pacific Rim. www.CIT.com

Forward-Looking Statements:

        This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "target," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have provided a reconciliation of those measures to the most directly comparable GAAP measures, which is available with this release and on our website at http://ir.cit.com.

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Contact:

Investor Relations	Valerie L. Gerard Steven Klimas	Executive Vice President Vice President	(973) 422-3284 (973) 535-3769

Media Relations	C. Curtis Ritter	Director of External Communications & Media Relations	(212) 771-9603 Curt.Ritter@CIT.com

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CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INCOME STATEMENTS
(dollars in millions, except per share data)

	Quarters Ended			Six Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Finance income	$ 1,379.3	$ 1,294.6	$ 1,100.7	$ 2,673.9	$ 2,128.7
Interest expense	677.7	598.3	467.8	1,276.0	859.3

Net finance income	701.6	696.3	632.9	1,397.9	1,269.4
Depreciation on operating lease equipment	256.2	249.4	241.2	505.6	478.8

Net finance revenue	445.4	446.9	391.7	892.3	790.6
Provision for credit losses	48.2	33.3	47.2	81.5	92.5

Net finance revenue after provision for credit losses	397.2	413.6	344.5	810.8	698.1
Other revenue	303.5	260.1	332.6	563.6	609.1

Net operating revenue	700.7	673.7	677.1	1,374.4	1,307.2
Salaries and general operating expenses	344.8	323.1	268.8	667.9	532.8
Provision for restructuring	-	11.1	25.2	11.1	25.2

Income before provision for income taxes	355.9	339.5	383.1	695.4	749.2
Provision for income taxes	(111.9)	(101.3)	(132.9)	(213.2)	(270.5)
Minority interest, after tax	(0.5)	(0.8)	(1.1)	(1.3)	(2.0)

Net income before preferred stock dividends	243.5	237.4	249.1	480.9	476.7
Preferred stock dividends	(7.5)	(7.7)	-	(15.2)	-

Net income available to common stockholders	$ 236.0	$ 229.7	$ 249.1	$ 465.7	$ 476.7

Earnings per share
Basic earnings per share	$ 1.18	$ 1.15	$ 1.18	$ 2.34	$ 2.26
Diluted earnings per share	$ 1.16	$ 1.12	$ 1.16	$ 2.28	$ 2.22
Number of shares - basic (thousands)	199,189	199,462	210,506	199,308	210,581
Number of shares - diluted (thousands)	203,923	204,455	214,699	204,172	214,894
Other Revenue
Fees and other income	$ 144.6	$ 128.2	$ 124.1	$ 272.8	$ 248.3
Factoring commissions	55.9	55.8	56.3	111.7	111.1
Gains on receivable sales and syndication fees	63.1	40.6	44.5	103.7	69.1
Gains on sales of leasing equipment	33.2	21.4	20.9	54.6	43.5
Gains on securitizations	6.5	13.6	11.1	20.1	22.9
Gain on derivatives	-	-	52.4	-	80.1
Gain on sale of business aircraft portfolio	-	-	22.0	-	22.0
Gain on venture capital investments	0.2	0.5	1.3	0.7	12.1

Total other revenue	$ 303.5	$ 260.1	$ 332.6	$ 563.6	$ 609.1

Fees and other income primarily includes servicing fees and structuring and advisory fees.

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CIT GROUP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	June 30, 2006	December 31, 2005
ASSETS
Financing and leasing assets:
Finance receivables	$ 49,306.1	$ 44,294.5
Reserve for credit losses	(638.0)	(621.7)

Net finance receivables	48,668.1	43,672.8
Operating lease equipment, net	10,583.6	9,635.7
Financing and leasing assets held for sale	1,340.6	1,620.3
Cash and cash equivalents	2,453.3	3,658.6
Retained interests in securitizations and other investments	1,128.1	1,152.7
Goodwill and intangible assets, net	1,033.6	1,011.5
Other assets	2,540.1	2,635.0

Total Assets	$ 67,747.4	$ 63,386.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt:
Commercial paper	$ 5,113.1	$ 5,225.0
Deposits	1,395.1	261.9
Variable-rate senior unsecured notes	17,809.7	15,485.1
Fixed-rate senior unsecured notes	24,360.9	22,591.7
Non-recourse secured borrowings - student lending	3,305.4	4,048.8
Preferred capital securities	251.2	252.0

Total debt	52,235.4	47,864.5
Credit balances of factoring clients	3,702.8	4,187.8
Accrued liabilities and payables	4,359.6	4,321.8

Total Liabilities	60,297.8	56,374.1
Minority interest	38.7	49.8
Stockholders’ Equity:
Preferred stock	500.0	500.0
Common stock	2.1	2.1
Paid-in capital	10,647.2	10,632.9
Accumulated deficit	(3,307.5)	(3,691.4)
Accumulated other comprehensive income	222.9	115.2
Less: Treasury stock, at cost	(653.8)	(596.1)

Total Common Stockholders’ Equity	6,910.9	6,462.7

Total Stockholders’ Equity	7,410.9	6,962.7

Total Liabilities and Stockholders’ Equity	$ 67,747.4	$ 63,386.6

Other Assets
Investments in and receivables from non-consolidated subsidiaries	$ 424.9	$ 549.8
Accrued interest and receivables from derivative counterparties	484.3	350.2
Deposits on commercial aerospace flight equipment	319.9	317.4
Prepaid expenses	149.1	145.9
Repossessed assets and off-lease equipment	93.8	80.7
Furniture and fixtures, miscellaneous receivables and other assets	1,068.1	1,191.0

	$ 2,540.1	$ 2,635.0

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CIT GROUP INC. AND SUBSIDIARIES
OWNED AND MANAGED ASSET COMPOSITION
(dollars in millions)

	June 30, 2006	March 31, 2006	June 30, 2005
Specialty Finance Group
Vendor Finance(2)
Finance receivables	$ 7,322.3	$ 7,325.8	$ 7,429.2
Operating lease equipment, net	1,038.4	1,028.1	1,105.8
Financing and leasing assets held for sale	527.2	655.9	924.4

Owned assets	8,887.9	9,009.8	9,459.4
Finance receivables securitized and managed by CIT	3,840.8	3,875.9	3,797.2

Managed assets	12,728.7	12,885.7	13,256.6

Consumer and Small Business Lending(2)
Finance receivables - home lending	9,263.2	8,982.5	6,172.9
Finance receivables - education lending	6,929.3	6,117.3	4,170.9
Finance receivables - small business lending	1,262.4	1,237.6	1,159.6
Finance receivables - other	436.4	376.6	273.2
Financing and leasing assets held for sale	505.0	616.2	389.5

Owned assets	18,396.3	17,330.2	12,166.1
Home lending finance receivables securitized
and managed by CIT	723.8	781.6	1,027.6

Managed assets	19,120.1	18,111.8	13,193.7

Commercial Finance Group
Trade Finance
Finance receivables	6,439.5	6,719.5	6,417.2
Financing and leasing assets held for sale	29.0	-	-

Owned assets	6,468.5	6,719.5	6,417.2

Corporate Finance(1)
Finance receivables	16,178.6	14,533.3	12,418.7
Operating lease equipment, net	167.3	165.9	199.7
Financing and leasing assets held for sale	211.8	195.1	122.0

Owned assets	16,557.7	14,894.3	12,740.4
Finance receivables securitized and managed
by CIT	2,121.3	2,255.6	2,635.1

Managed assets	18,679.0	17,149.9	15,375.5

Transportation Finance
Finance receivables	1,474.4	1,548.7	2,466.2
Operating lease equipment, net	9,377.9	8,972.0	7,337.4
Financing and leasing assets held for sale	67.6	83.8	-

Owned assets	10,919.9	10,604.5	9,803.6

Other - Equity Investments	27.8	31.1	31.6

Total
Finance receivables	$49,306.1	$46,841.3	$40,507.9
Operating lease equipment, net	10,583.6	10,166.0	8,642.9
Financing and leasing assets held for sale	1,340.6	1,551.0	1,435.9

Financing and leasing assets excl. equity investments	61,230.3	58,558.3	50,586.7
Equity investments (included in other assets)	27.8	31.1	31.6

Owned assets	61,258.1	58,589.4	50,618.3

Finance receivables securitized and managed by CIT	6,685.9	6,913.1	7,459.9

Managed assets	$67,944.0	$65,502.5	$58,078.2

(1)	During the first quarter of 2006, the assets of Equipment Finance were transferred to Corporate Finance. At the same time, a portfolio of approximately $350 million of vendor related assets that were part of Equipment Finance, were transferred to Vendor Finance. Prior year data has been conformed for the transfer to Corporate Finance, but not the portfolio asset transfer to Vendor Finance.
(2)	During the first quarter of 2006, Small Business Lending was transferred from Vendor Finance to Consumer. Prior periods have been conformed to this presentation.

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CIT GROUP INC. AND SUBSIDIARIES
SEGMENT DATA
(dollars in millions)

	Quarters Ended			Six Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Commercial Finance Group
Trade Finance
Net finance income	$ 37.2	$ 37.0	$ 33.4	$ 74.2	$ 61.7
Provision for credit losses	5.1	6.6	5.5	11.7	12.1
Other revenue	69.7	69.7	69.4	139.4	136.4
Net operating revenue	101.8	100.1	97.3	201.9	186.0
Provision for income taxes	(25.9)	(26.1)	(26.2)	(52.0)	(48.4)
Net income	42.8	43.3	42.6	86.1	79.9
Return on AEA	6.69%	7.16%	6.43%	6.94%	6.23%
Return on risk-adjusted capital	26.5%	27.1%	25.5%	26.9%	25.0%
New business volume	$ 127.5	$ 129.6	$ 76.1	$ 257.1	$ 108.3

Corporate Finance
Net finance income	$ 143.6	$ 125.2	$ 117.2	$ 268.8	$ 239.2
Depreciation on operating lease equipment	7.9	8.6	13.2	16.5	27.5
Provision for credit losses	(3.6)	(1.7)	8.9	(5.3)	21.0
Other revenue	58.4	60.0	78.1	118.4	133.6
Net operating revenue	197.7	178.3	173.2	376.0	324.3
Provision for income taxes	(42.1)	(41.2)	(47.0)	(83.3)	(85.4)
Net income	80.0	67.2	77.6	147.2	140.6
Return on AEA	1.99%	1.86%	2.20%	1.94%	2.01%
Return on risk-adjusted capital	16.2%	14.6%	18.0%	15.5%	16.4%
New business volume	$ 3,654.7	$ 2,438.0	$ 2,369.2	$ 6,092.7	$ 4,118.8

Transportation Finance
Net finance income	$ 174.2	$ 184.9	$ 136.1	$ 359.1	$ 269.0
Depreciation on operating lease equipment	110.9	104.3	85.4	215.2	167.9
Provision for credit losses	1.4	-	-	1.4	0.4
Other revenue	33.2	6.1	8.7	39.3	13.9
Net operating revenue	95.1	86.7	59.4	181.8	114.6
Provision for income taxes	(6.0)	(4.8)	(3.6)	(10.8)	(14.3)
Net income	66.7	57.9	38.9	124.6	65.5
Return on AEA	2.47%	2.21%	1.72%	2.34%	1.48%
Return on risk-adjusted capital	18.1%	16.2%	12.4%	17.2%	10.7%
New business volume	$ 785.7	$ 497.1	$ 641.7	$ 1,282.8	$ 892.9

Total Commercial Finance Group
Net finance income	$ 355.0	$ 347.1	$ 286.7	$ 702.1	$ 569.9
Depreciation on operating lease equipment	118.8	112.9	98.6	231.7	195.4
Provision for credit losses	2.9	4.9	14.4	7.8	33.5
Other revenue	161.3	135.8	156.2	297.1	283.9
Net operating revenue	394.6	365.1	329.9	759.7	624.9
Provision for income taxes	(74.0)	(72.1)	(76.8)	(146.1)	(148.1)
Net income	189.5	168.4	159.1	357.9	286.0
Return on AEA	2.58%	2.46%	2.47%	2.53%	2.25%
Return on risk-adjusted capital	18.5%	17.2%	17.5%	17.9%	16.0%
New business volume	$ 4,567.9	$ 3,064.7	$ 3,087.0	$ 7,632.6	$ 5,120.0

11

CIT GROUP INC. AND SUBSIDIARIES
SEGMENT DATA
(dollars in millions)

	Quarters Ended			Six Months Ended
	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Specialty Finance Group
Vendor Finance
Net finance income	$ 264.5	$ 266.3	$ 282.9	$ 530.8	$ 556.1
Depreciation on operating lease equipment	137.4	136.5	142.6	273.9	283.5
Provision for credit losses	15.7	12.9	19.2	28.6	32.1
Other revenue	98.8	84.8	73.0	183.6	144.0
Net operating revenue	210.2	201.7	194.1	411.9	384.5
Provision for income taxes	(42.9)	(44.2)	(42.8)	(87.1)	(82.3)
Net income	81.2	74.5	67.1	155.7	134.2
Return on AEA	3.56%	3.21%	2.73%	3.38%	2.71%
Return on risk-adjusted capital	28.3%	25.5%	23.3%	26.9%	22.4%
New business volume	$ 2,063.9	$ 1,949.0	$ 2,451.3	$ 4,012.9	$ 4,602.1

Consumer and Small Business Lending
Net finance income	$ 84.7	$ 80.7	$ 57.3	$ 165.4	$ 112.4
Provision for credit losses	17.4	15.5	15.8	32.9	29.5
Other revenue	42.4	39.2	43.2	81.6	71.9
Net operating revenue	109.7	104.4	84.7	214.1	154.8
Provision for income taxes	(18.7)	(18.6)	(16.5)	(37.3)	(31.8)
Net income	31.7	30.4	25.1	62.1	47.8
Return on AEA	0.71%	0.73%	0.85%	0.73%	0.92%
Return on risk-adjusted capital	11.6%	11.4%	12.0%	11.7%	12.7%
New business volume	$ 3,486.7	$ 3,831.6	$ 2,540.2	$ 7,318.2	$ 4,089.4

Total Specialty Finance Group
Net finance income	$ 349.2	$ 347.0	$ 340.2	$ 696.2	$ 668.5
Depreciation on operating lease equipment	137.4	136.5	142.6	273.9	283.5
Provision for credit losses	33.1	28.4	35.0	61.5	61.6
Other revenue	141.2	124.0	116.2	265.2	215.9
Net operating revenue	319.9	306.1	278.8	626.0	539.3
Provision for income taxes	(61.6)	(62.8)	(59.3)	(124.4)	(114.1)
Net income	112.9	104.9	92.2	217.8	182.0
Return on AEA	1.68%	1.62%	1.70%	1.66%	1.79%
Return on risk-adjusted capital	19.9%	18.7%	18.5%	19.3%	18.8%
New business volume	$ 5,550.6	5,780.6	$ 4,991.5	$ 11,331.2	$ 8,691.5

Corporate and Other
Net finance income	$ (2.6)	$ 2.2	$ 6.0	$ (0.4)	$ 31.0
Provision for credit losses	12.2	-	(2.2)	12.2	(2.6)
Other revenue	1.0	0.3	60.2	1.3	109.3
Net operating revenue	(13.8)	2.5	68.4	(11.3)	143.0
Provision for income taxes	23.7	33.6	3.2	57.3	(8.3)
Net income (loss)	(66.4)	(43.6)	(2.2)	(110.0)	8.7
Return on AEA	(0.47)%	(0.33)%	(0.02)%	(0.40)%	0.04%

12

CIT GROUP INC. AND SUBSIDIARIES
CREDIT METRICS
(dollars in millions)

	Quarters Ended						Six Months Ended
	June 30, 2006		March 31, 2006		June 30, 2005		June 30, 2006		June 30, 2005
Net Credit Losses - Owned as a Percentage of Average Finance Receivables
Vendor Finance	$ 16.7	0.89%	$ 13.8	0.74%	$ 20.0	1.02%	$ 30.5	0.82%	$ 33.4	0.86%
Consumer and Small Business Lending	24.1	0.56%	21.6	0.54%	19.6	0.70%	45.7	0.55%	36.6	0.73%

Total Specialty Finance Group	40.8	0.66%	35.4	0.60%	39.6	0.83%	76.2	0.64%	70.0	0.79%

Trade Finance	5.8	0.35%	6.7	0.42%	5.5	0.33%	12.5	0.39%	12.1	0.38%
Corporate Finance	(5.4)	-0.14%	0.2	0.01%	8.8	0.26%	(5.2)	-0.07%	20.5	0.31%
Transportation Finance	1.4	0.36%	-	-	-	-	1.4	0.17%	0.4	0.04%

Total Commercial Finance Group	1.8	0.03%	6.9	0.12%	14.3	0.26%	8.7	0.08%	33.0	0.30%

Total	$ 42.6	0.35%	$ 42.3	0.37%	$ 53.9	0.52%	$ 84.9	0.36%	$ 103.0	0.52%

Net Credit Losses - Managed as a Percentage of Average Managed Finance Receivables
Vendor Finance	$ 25.6	0.91%	$ 21.7	0.77%	$ 29.5	1.02%	$ 47.3	0.84%	$ 53.2	0.92%
Consumer and Small Business Lending	31.1	0.70%	28.2	0.67%	26.2	0.85%	59.3	0.69%	48.7	0.88%

Total Specialty Finance Group	56.7	0.78%	49.9	0.71%	55.7	0.93%	106.6	0.75%	101.9	0.90%

Trade Finance	5.8	0.35%	6.7	0.41%	5.5	0.33%	12.5	0.38%	12.1	0.38%
Corporate Finance	(2.9)	-0.06%	1.3	0.03%	12.2	0.30%	(1.6)	-0.02%	29.4	0.37%
Transportation Finance	1.4	0.36%	-	-	-	-	1.4	0.17%	0.4	0.04%

Total Commercial Finance Group	4.3	0.07%	8.0	0.13%	17.7	0.29%	12.3	0.10%	41.9	0.34%

Total	$ 61.0	0.44%	$ 57.9	0.44%	$ 73.4	0.60%	$ 118.9	0.44%	$ 143.8	0.61%

	June 30, 2006		March 31, 2006		June 30, 2005
Finance Receivables Past Due 60 days or more - Owned as a Percentage of Finance Receivables
Vendor Finance	$ 213.3	2.91%	$ 223.4	3.05%	$ 237.4	3.20%
Consumer and Small Business Lending	546.2	3.05%	464.8	2.78%	293.4	2.49%

Total Specialty Finance Group	759.5	3.01%	688.2	2.86%	530.8	2.76%

Trade Finance	117.5	1.82%	42.8	0.64%	39.7	0.62%
Corporate Finance	87.0	0.54%	69.6	0.48%	87.6	0.71%
Transportation Finance	18.7	1.27%	21.8	1.41%	25.7	1.04%

Total Commercial Finance Group	223.2	0.93%	134.2	0.59%	153.0	0.72%

Total	$ 982.7	1.99%	$ 822.4	1.76%	$ 683.8	1.69%

Non-performing Assets - Owned as a Percentage of Finance Receivables
Vendor Finance	101.2	1.38%	$ 103.6	1.41%	$ 116.7	1.57%
Consumer and Small Business Lending	297.5	1.66%	256.4	1.53%	181.6	1.54%

Total Specialty Finance Group	398.7	1.58%	360.0	1.50%	298.3	1.55%

Trade Finance	79.5	1.23%	4.4	0.07%	10.2	0.16%
Corporate Finance	196.9	1.22%	163.7	1.13%	147.9	1.19%
Transportation Finance	10.5	0.71%	14.2	0.92%	16.3	0.66%

Total Commercial Finance Group	286.9	1.19%	182.3	0.80%	174.4	0.82%

Total	$ 685.6	1.39%	$ 542.3	1.16%	$ 472.7	1.17%

Finance Receivables Past Due 60 days or more - Managed as a Percentage of Managed Financial Assets
Vendor Finance	$ 309.1	2.64%	$ 319.3	2.69%	$ 318.6	2.62%
Consumer and Small Business Lending	611.3	3.20%	537.5	2.97%	391.8	2.97%

Total Specialty Finance Group	920.4	2.99%	856.8	2.86%	710.4	2.80%

Trade Finance	117.5	1.82%	42.8	0.64%	39.7	0.62%
Corporate Finance	90.6	0.49%	74.8	0.44%	105.0	0.69%
Transportation Finance	18.7	1.21%	21.8	1.34%	25.7	1.04%

Total Commercial Finance Group	226.8	0.86%	139.4	0.55%	170.4	0.71%

Total	$ 1,147.2	2.00%	$ 996.2	1.80%	$ 880.8	1.78%

13

CIT GROUP INC. AND SUBSIDIARIES
RATIOS AND OTHER DATA
(dollars in millions, except per share data)

	Quarters Ended			Six Months Ended

	June 30, 2006	March 31, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Profitability
Net finance revenue as a percentage of AEA	3.16%	3.36%	3.30%	3.27%	3.45%
Net finance revenue after provision as a percentage of AEA	2.82%	3.11%	2.90%	2.97%	3.04%
Salaries and general operating expenses as a percentage of AMA(1)	2.19%	2.14%	1.96%	2.17%	1.99%
Efficiency ratio(2)	46.0%	45.7%	41.4%	45.9%	41.1%
Return on average common stockholders' equity	14.1%	14.1%	15.7%	14.1%	15.2%
Return on average tangible common stockholders' equity	16.6%	16.7%	18.3%	16.7%	17.4%
Return on AEA	1.68%	1.73%	2.10%	1.71%	2.08%
Return on AMA	1.50%	1.52%	1.81%	1.51%	1.78%

See “Non-GAAP Disclosures” for additional information regarding profitability ratio and metric comparisons.

 (1) Including the provision for restructuring, the ratios were 2.22% and 2.21% for the March 2006 quarter and six months ended June 30, 2006 and 2.14% and 2.09% for the quarter and six months ended June 30, 2005.

 (2) Including the provision for restructuring, the efficiency ratio was 47.3% and 46.6% for the March 2006 quarter and six months ended June 30, 2006 and 40.6% and 39.9% for the quarter and six months ended June 30, 2005 (also including certain gains).

Securitization Volume
Vendor Finance	$ 774.2	$ 866.0	$ 787.2	$ 1,640.2	$ 1,462.3
Corporate Finance	82.6	80.6	265.5	163.2	519.4

Total	$ 856.8	$ 946.6	$ 1,052.7	$ 1,803.4	$ 1,981.7

Average Assets
Average Finance Receivables (AFR)	$ 48,393.8	$ 45,765.1	$ 41,245.5	$ 46,927.4	$ 39,448.2
Average Earning Assets (AEA)	56,296.3	53,222.2	47,482.4	54,616.9	45,869.5
Average Managed Assets (AMA)	63,032.6	60,276.7	54,910.8	61,509.8	53,426.9
Average Operating Leases (AOL)	10,481.9	9,825.4	8,508.7	10,195.3	8,413.7
Average Common Stockholders' Equity	6,715.9	6,508.1	6,352.5	6,608.1	6,257.3
Average Tangible Common Stockholders' Equity	5,691.7	5,487.1	5,447.3	5,584.2	5,485.6

	June 30, 2006	March 31, 2006	June 30, 2005

Capital and Leverage
Total tangible stockholders' equity to managed assets	9.59%	9.72%	10.00%
Tangible book value per common share	$29.04	$28.10	$26.45

Reserve for Credit Losses
Reserve for credit losses as a percentage of finance receivables	1.29%	1.32%	1.54%
Reserve for credit losses as a percentage of finance receivables, excluding student loans	1.51%	1.52%	1.71%
Reserve for credit losses as a percentage of finance receivables past due 60 days or more	64.9%	75.4%	91.0%
Reserve for credit losses as a percentage of non-performing assets	93.1%	114.4%	131.6%

14

CIT GROUP INC. AND SUBSIDIARIES
Aerospace Portfolio Data
(dollars in millions unless specified)

Total Aerospace Portfolio:	June 30, 2006(2)	March 31, 2006(2)	June 30, 2005
Financing and leasing assets
Commercial	$ 6,350.0	$ 6,166.2	$ 5,573.1
Regional	$ 178.3	$ 245.0	$ 349.1
Number of planes:
Commercial	214	212	215
Regional	72	93	119

	June 30, 2006		March 31, 2006		June 30, 2005
Commercial Aerospace Portfolio:
By Region:	Net Investment	Number	Net Investment	Number	Net Investment	Number
Europe	$ 2,708.8	86	$ 2,340.2	73	$ 2,226.7	71
U.S. and Canada	905.5	41	1,214.8	54	1,081.4	61
Asia Pacific	1,509.0	50	1,635.6	54	1,511.0	55
Latin America	859.6	28	680.2	24	594.2	23
Africa / Middle East	367.1	9	295.4	7	159.8	5

Total	$ 6,350.0	214	$ 6,166.2	212	$ 5,573.1	215

By Manufacturer:
Boeing	$ 2,750.0	114	2,594.1	115	$ 2,708.6	132
Airbus	3,571.7	94	3,538.6	91	2,818.9	75
Other	28.3	6	33.5	6	45.6	8

Total	$ 6,350.0	214	$ 6,166.2	212	$ 5,573.1	215

By Body Type (1):
Narrow body	$ 4,896.9	172	$ 4,553.1	168	$ 4,262.8	171
Intermediate	1,244.2	26	1,394.3	28	920.4	19
Wide body	180.6	10	185.3	10	344.3	17
Other	28.3	6	33.5	6	45.6	8

Total	$ 6,350.0	214	$ 6,166.2	212	$ 5,573.1	215

By Product:
Operating lease	$ 5,968.0	190	$ 5,651.8	187	$ 4,791.5	169
Leverage lease (other)	148.5	5	147.9	5	339.7	12
Leverage lease (tax optimized)	90.2	5	90.0	5	219.3	9
Capital lease	69.3	3	68.9	2	130.3	6
Loan	74.0	11	207.6	13	92.3	19

Total	$ 6,350.0	214	$ 6,166.2	212	$ 5,573.1	215

Off-lease aircraft	1		6		6
Number of accounts	97		92		96
Weighted average age of fleet (years)	6		6		6
Largest customer net investment	$ 294.7		$ 296.3		$ 281.9

New Aircraft Delivery Order Book (dollars in billions)
For the Years Ending December 31,
2005 (Remaining 2005)	$ -	-	$ -	-	$ 0.3	7
2006 (Remaining 2006)	0.4	8	0.8	15	0.9	19
2007	1.2	26	1.0	23	0.3	8
2008	1.1	21	0.8	19	-	-
Thereafter	0.6	5	0.5	5	-	-

Total	$ 3.3	60	$ 3.1	62	$ 1.5	34

(1) Narrow body are single aisle design and consist primarily of Boeing 737 and 757 series and Airbus A320 series aircraft.  Intermediate body are smaller twin aisle design and consist primarily of Boeing 767 series and Airbus A330 series aircraft. Wide body are large twin aisle design and consist primarily of Boeing 747 and 777 series and McDonnell Douglas DC10 series aircraft.

(2) Balances include aircraft held for sale.

15

CIT GROUP INC. AND SUBSIDIARIES
Non-GAAP Disclosures
(dollars in millions)

	June 30, 2006	March 31, 2006	June 30, 2005

Managed assets(1):
Finance receivables	$ 49,306.1	$ 46,841.3	$ 40,507.9
Operating lease equipment, net	10,583.6	10,166.0	8,642.9
Financing and leasing assets held for sale	1,340.6	1,551.0	1,435.9
Equity and venture capital investments (included in other assets)	27.8	31.1	31.6

Total financing and leasing portfolio assets	61,258.1	58,589.4	50,618.3
Securitized assets	6,685.9	6,913.1	7,459.9

Managed assets	$ 67,944.0	$ 65,502.5	$ 58,078.2

Earning assets(2):
Total financing and leasing portfolio assets	$ 61,258.1	$ 58,589.4	$ 50,618.3
Credit balances of factoring clients	(3,702.8)	(4,048.9)	(3,649.2)

Earning assets	$ 57,555.3	$ 54,540.5	$ 46,969.1

Total tangible stockholder’s equity(3):
Total common stockholders’ equity	$ 6,910.9	$ 6,704.9	$ 6,446.8
Less:
Other comprehensive (income) loss relating to derivative financial instruments	(99.9)	(60.3)	29.5
Unrealized gain on securitization investments	(12.0)	(13.1)	(17.0)
Goodwill and intangible assets	(1,033.6)	(1,013.5)	(903.1)

Tangible common equity	5,765.4	5,618.0	5,556.2
Preferred stock	500.0	500.0	—
Preferred capital securities	251.2	251.6	252.9

Tangible equity	$ 6,516.6	$ 6,369.6	$ 5,809.1

Debt, net of overnight deposits(4):
Total debt	$ 52,235.4	$ 49,144.8	$ 43,376.8
Overnight deposits	(1,439.2)	(1,239.0)	(1,149.2)
Preferred capital securities	(251.2)	(251.6)	(252.9)

Debt, net of overnight deposits	$ 50,545.0	$ 47,654.2	$ 41,974.7

Non-GAAP financial measures disclosed by management are meant to provide additional information and insight relative to trends in the business to investors and, in certain cases, to present financial information as measured by rating agencies and other users of financial information. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

1) Managed assets are utilized in certain credit and expense ratios. Securitized assets are included in managed assets because CIT retains certain credit risk and the servicing related to assets that are funded through securitizations.

2) Earning assets are utilized in certain revenue and earnings ratios. Earning assets are net of credit balances of factoring clients. This net amount, which corresponds to amounts funded, is a basis for revenues earned.

3)Tangible equity is utilized in leverage ratios, and is consistent with certain rating agency measurements. Other comprehensive losses and unrealized gains on securitization investments (both included in the separate component of equity) are excluded from the calculation, as these amounts are not necessarily indicative of amounts which will be realized.

4) Debt, net of overnight deposits is utilized in certain leverage ratios. Overnight deposits are excluded from these calculations, as these amounts are retained by the Company to repay debt. Overnight deposits are reflected in both debt and cash and cash equivalents.

16